Exhibit 99.1

FOR IMMEDIATE RELEASE

April 26, 2010

CONTACT:

Investors - (301) 968-9300

Media - (301) 968-9400

AGNC REPORTS $2.13 EARNINGS PER SHARE AND $22.91 BOOK VALUE PER SHARE

Bethesda, MD – April 26, 2010 – American Capital Agency Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today reported net income for the first quarter of 2010 of $53.2 million, or $2.13 per share, and book value of $22.91 per share.

FIRST QUARTER 2010 FINANCIAL HIGHLIGHTS

•	$2.13 per share of net income

¡	Includes $1.33 per share of other investment related income generated predominantly from gains on sales of higher coupon mortgages completed before Fannie Mae and Freddie Mac announced on February 10, 2010 that they would buy out delinquent mortgages from their outstanding mortgage pools

•	$1.88 per share of taxable income

•	$1.40 per share dividend declared

•	$1.17 per share of undistributed taxable income as of March 31, 2010

•	$22.91 book value per share as of March 31, 2010, an increase of $0.43 per share (net of dividend) from December 31, 2009

•	37.2% annualized return on average stockholders’ equity (“ROE”) for the quarter

¡	15.5% annualized ROE, net of other investment related income

OTHER HIGHLIGHTS

•	$5.2 billion portfolio value as of March 31, 2010

•	7.9x1 leverage as of March 31, 2010

•	2.16% annualized net interest rate spread for the quarter

¡	2.36% net interest rate spread at quarter end, net of terminated swap expense

[1]

Leverage calculated as total repurchase agreements outstanding plus payable for agency securities purchased but not yet settled less receivable for agency securities sold but not yet settled divided by total stockholders’ equity as of March 31, 2010.

American Capital Agency Corp.

April 26, 2010

o	2.58% net interest rate spread at quarter end, excluding terminated swap expense

o	Incorporates impact of actual and projected prepayment speeds for Freddie Mac and Fannie Mae, respectively, arising from the announced mortgage buyouts

•	$62 million of net equity raised through AGNC’s Direct Stock Purchase (“DSPP”) and Dividend Reinvestment Plan (“DRIP”)

“AGNC’s performance during the first quarter exemplified our dual objectives of generating attractive returns while seeking to protect book value. Our efforts led to very strong earnings, an increase in book value, a solid dividend and an increase in our undistributed taxable income. Despite the buyouts, our economic return, which includes our dividend plus our book value appreciation, totaled $1.83 per share or 33% on an annualized basis,” said Gary Kain, Chief Investment Officer of AGNC.

“Early in the quarter, we sold the majority of our remaining holdings of interest-only, higher coupon adjustable-rate (“ARM”) and fixed-rate mortgages. We thus reduced leverage, realized significant gains and further insulated the portfolio from the possibility and negative implications of the buyouts,” continued Mr. Kain. “Our proactive positioning around the mortgage buyout issue, which we first discussed at length in October in our third quarter 2009 earnings materials, allowed us to take advantage of the considerably weaker valuations on ARMs and other seasoned mortgages that followed the mortgage buyout announcements. We rebuilt our ARM portfolio and repositioned our fixed-rate holdings into shorter maturity securities. We believe that these changes will position the portfolio to continue to generate strong returns, while reducing our exposure to rising interest rates and mitigating future implications from the Federal Reserve’s withdrawal from the agency mortgage market.”

INVESTMENT PORTFOLIO

As of March 31, 2010, the Company’s investment portfolio totaled $5.2 billion of agency securities, at fair value, comprised of $1.8 billion of fixed-rate agency securities, $2.7 billion of adjustable-rate agency securities and $0.7 billion of collateralized mortgage obligations (“CMOs”) backed by fixed-rate and adjustable-rate agency securities. As of March 31, 2010, AGNC’s investment portfolio was comprised of 22% 30-year fixed-rate securities, 13% 15-year fixed-rate securities, 52% adjustable-rate securities and 13% CMOs backed by fixed and adjustable-rate agency securities.

While both the size of the Company’s investment portfolio and leverage increased quarter over quarter, prior to the GSE buyout announcements, the Company decreased the size of its portfolio unamortized principal balance (“UPB”) from $4.1 billion as of December 31, 2009 to $3.5 billion as of January 31, 2010. The decrease in the size of the portfolio was facilitated by sales of interest-only and higher coupon fixed-rate and adjustable-rate securities and resulted in approximately $23.9 million of net realized gains in the month of January.

“With the announced mortgage buyouts behind us on Freddie Mac securities and reflected in the prices of Fannie Mae securities, we are generally comfortable with the

American Capital Agency Corp.

April 26, 2010

prepayment landscape and are again willing to overweight some types of seasoned hybrid ARMs as interest rate risk is more limited in these products. We proactively added moderate coupon, seasoned hybrid ARMs. We also added newer production 15-year mortgages and reduced our exposure to lower coupon 30-year fixed-rate mortgages,” commented Mr. Kain. “We currently believe that underweighting lower to moderate coupon 30-year mortgages is warranted given the potential for increased volatility in longer term treasury rates and 30-year mortgage spreads given the Federal Reserve’s withdrawal from the agency mortgage market.”

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD

During the quarter, the annualized weighted average yield on the Company’s average earning assets was 3.78% and its annualized average cost of funds was 1.62%, including 0.39% of amortization expense associated with previously terminated interest rate swaps, which resulted in a net interest rate spread of 2.16%, a decrease of 47 bps from the fourth quarter of 2009 net interest rate spread of 2.63%. As of March 31, 2010, the weighted average yield on the Company’s earning assets was 3.68% and its weighted average cost of funds was 1.32%, including 0.22% of amortization expense associated with previously terminated interest rate swaps. This resulted in a net interest rate spread of 2.36% as of March 31, 2010, a decrease of 7 bps from the weighted average net interest rate spread as of December 31, 2009 of 2.43%. The first quarter and as of March 31 asset yields and resulting net interest spreads include the impact of the actual Freddie Mac buyouts and the Company’s projection of the impact of the Fannie Mae buyouts.

Asset yield was impacted, in part, by the significant sales of higher coupon, higher yielding assets executed prior to the mortgage buyout announcements. The sales enabled the Company to monetize significant value from these securities in the form of realized gains. The increase in the percentage of hybrid ARMs and 15-year securities following the buyout announcements also contributed to the decline in asset yields.

Premiums and discounts associated with agency securities are amortized or accreted into interest income over the life of such securities using the effective yield method. The actual constant prepayment rate (“CPR”) for the Company’s portfolio of fixed-rate and adjustable-rate agency securities held in the first quarter of 2010 was 21%, an increase from 16% during the fourth quarter of 2009. The Company’s projected CPR for the remaining life of its investments as of March 31, 2010 was 18%. This reflects an increase from 16% as of December 31, 2009.

The weighted average cost basis of the investment portfolio was 104.9% (excluding interest-only strips the weighted average cost basis was 104.2%) as of March 31, 2010. The amortization of premiums (net of any accretion of discounts) on the investment portfolio for the quarter was $12.3 million, or $0.49 per share. The unamortized net premium as of March 31, 2010 was $243.5 million.

American Capital Agency Corp.

April 26, 2010

LEVERAGE AND HEDGING ACTIVITIES

As of March 31, 2010, the Company’s $5.2 billion investment portfolio was financed with $4.7 billion of repurchase agreements and $0.6 billion of equity capital, resulting in a leverage ratio of 7.6x. When adjusted for the net liability for agency securities not yet settled, the leverage ratio was 7.9x as of March 31, 2010. Of the $4.7 billion borrowed under repurchase agreements as of March 31, 2010, $1.3 billion had original maturities of 30 days or less, $2.9 billion had original maturities greater than 30 days and less than or equal to 60 days and the remaining $0.5 billion had original maturities of 61 days or more. As of March 31, 2010, the Company had repurchase agreements with 20 counterparties.

The Company’s swap positions as of March 31, 2010 totaled $2.4 billion in notional amount at an average fixed pay rate of 2.00%, a weighted average receive rate of 0.24% and a weighted average maturity of 2.7 years. During the quarter, AGNC increased its swap position by $300 million in conjunction with an increase in the portfolio size and the addition of lower coupon securities. The new swap agreements entered into during the quarter have an average term of approximately 3.9 years and a weighted average fixed pay rate of 2.12%. The Company also has options to enter into $300 million of interest rate swaps, commonly referred to as “swaptions,” during the next year. These purchases are intended to help mitigate the Company’s exposure to large movements in interest rates.

As of March 31, 2010, 51% of the Company’s repurchase agreements were hedged through interest rate swap agreements. This percentage does not reflect the swaps underlying the swaptions, mentioned above. To the extent certain of these swaptions are exercised, this percentage would increase.

During the quarter, the Company recognized $3.7 million, or $0.15 per share, in amortization expense associated with the prior period termination of interest rate swaps (included in interest expense on the income statement). As of March 31, 2010, there remained $2.6 million of unamortized termination costs associated with the prior termination of interest rate swaps that will be completely amortized into GAAP and taxable income during the second quarter.

OTHER INVESTMENT RELATED INCOME

During the quarter, AGNC produced $33.3 million in other investment related income, or $1.33 per share. This was primarily comprised of net realized gains / losses on agency securities and derivative mark-to-market adjustments associated with certain trading and hedging related activities as well as unsettled to-be-announced (“TBA”) transactions. AGNC seeks to actively manage its portfolio and continuously evaluates new investment opportunities throughout the agency securities market in an effort to balance stockholder returns and book value preservation.

NET ASSET VALUE

As of March 31, 2010, the Company’s net asset value per share was $22.91, or $0.43 higher than the December 31, 2009 net asset value per share of $22.48.

American Capital Agency Corp.

April 26, 2010

FIRST QUARTER 2010 DIVIDEND DECLARATION

On March 16, 2010, the Board of Directors of the Company declared a first quarter 2010 dividend of $1.40 per share to stockholders of record as of March 31, 2010, which will be paid on April 28, 2010. Since its May 2008 initial public offering, AGNC has paid or declared a total of $171.5 million in dividends, or $9.06 per share. After adjusting for the first quarter 2010 accrued dividend, AGNC had approximately $1.17 per share outstanding of undistributed taxable income as of March 31, 2010.

Financial highlights for the quarter are as follows:

AMERICAN CAPITAL AGENCY CORP.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	March 31, 2010	December 31, 2009

Assets:
Agency securities, at fair value (including pledged assets of $4,990,633, and $4,136,596, respectively)	$5,240,254	$4,300,115
Cash and cash equivalents	105,264	202,803
Restricted cash	26,630	19,628
Interest receivable	26,168	22,872
Derivative assets, at fair value	8,736	11,960
Receivable for agency securities sold	273,832	47,076
Principal payments receivable	88,474	20,473
Other assets	631	757

Total assets	$5,769,989	$4,625,684

Liabilities:
Repurchase arrangements	$4,651,115	$3,841,834
Payable for agency securities purchased	436,100	180,345
Accrued interest payable	2,264	2,007
Derivative liabilities, at fair value	28,689	17,798
Dividend payable	37,465	34,050
Due to Manager	843	1,662
Accounts payable and other accrued liabilities	393	1,166

Total liabilities	5,156,869	4,078,862

Stockholders’ equity:
Preferred stock, $0.01 par value; 10,000 shares authorized, 0 shares issued and outstanding, respectively	—	—
Common stock, $0.01 par value; 150,000 shares authorized, 26,760 and 24,322 shares issued and outstanding, respectively	268	243
Additional paid-in capital	569,595	507,465
Retained earnings	35,627	19,940
Accumulated other comprehensive income	7,630	19,174

Total stockholders’ equity	613,120	546,822

Total liabilities and stockholders’ equity	$5,769,989	$4,625,684

American Capital Agency Corp.

April 26, 2010

AMERICAN CAPITAL AGENCY CORP. CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited) (in thousands, except per share data)
	Three Months Ended March 31,
	2010	2009

Interest income:
Interest income	$38,797	$22,351
Interest expense	15,510	8,129

Net interest income	23,287	14,222

Other income, net:
Gain from sale of agency securities, net	27,408	4,818
Gain (loss) from derivative instruments, net	5,920	(358)

Total other income, net	33,328	4,460

Expenses:
Management fees	1,784	903
General and administrative expenses	1,681	1,468

Total expenses	3,465	2,371

Net income	$53,150	$16,311

Net income per common share - basic and diluted	$2.13	$1.09

Weighted average number of common shares outstanding - basic and diluted	25,002	15,005

Dividends declared per common share	$1.40	$0.85

American Capital Agency Corp.

April 26, 2010

AMERICAN CAPITAL AGENCY CORP.

KEY PORTFOLIO CHARACTERISTICS*

(unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2010	2009
Average agency securities, at cost	$4,099,855	$1,738,321
Average total assets, at fair value	$4,591,850	$1,969,307
Average repurchase agreements	$3,787,583	$1,537,798
Average stockholders’ equity	$580,056	$274,278

Fixed-rate agency securities, at fair value - as of period end	$1,834,924	$1,387,278
Adjustable-rate agency securities, at fair value - as of period end	$2,710,557	$870,196
CMO agency securities, at fair value - as of period end	$694,773	$—

Average asset yield (1)	3.78%	5.13%
Average cost of funds (2)	1.23%	2.03%
Average cost of funds - terminated swap amortization expense (3)	0.39%	0.08%
Average net interest rate spread (4)	2.16%	3.02%
Net return on average equity (5)	37.16%	24.12%

Leverage (average during the period) (6)	6.5:1	5.6:1
Leverage (as of period end) (7)	7.9:1	7.0:1

Annualized expenses % of average assets (8)	0.31%	0.49%
Annualized expenses % of average stockholders’ equity (9)	2.42%	3.51%

Book value per common share as of period end (10)	$22.91	$19.26

American Capital Agency Corp.

April 26, 2010

*	Average numbers for each period are weighted based on days on the Company’s books and records. All percentages are annualized.
(1)	Weighted average asset yield for the period was calculated by dividing the Company’s average interest income on agency securities less average amortization of premiums and discounts by the Company’s average agency securities.
(2)	Weighted average cost of funds for the period was calculated by dividing the Company’s total interest expense less amortization expense related to the termination of interest rate swaps by the Company’s weighted average repurchase agreements.
(3)	Weighted average cost of funds related to terminated interest rate swap amortization expense was calculated by dividing the Company’s amortization expense by the Company’s weighted average repurchase agreements. The amortization expense associated with the termination of interest rate swaps of $3.7 million and $0.3 million in the first quarter of 2010 and 2009, respectively.
(4)	Net interest rate spread for the period was calculated by subtracting the Company’s weighted average cost of funds, net of interest rate swaps and terminated swap amortization expense, from the Company’s weighted average asset yield.
(5)	Net return on average stockholders’ equity for the period was calculated by dividing the Company’s net income by the Company’s average stockholders’ equity for the period.
(6)	Leverage during the period was calculated by dividing the Company’s average repurchase agreements outstanding for the period by the Company’s average stockholders’ equity for the period.
(7)	Leverage at period end was calculated by dividing the amount outstanding under the Company’s repurchase agreements and net liabilities for unsettled agency securities by the Company’s total stockholders’ equity at period end.
(8)	Annualized expenses as a % of average total assets was calculated by dividing the Company’s total expenses by the Company’s average total assets for the period.
(9)	Annualized expenses as a % of average stockholders’ equity was calculated by dividing the Company’s total expenses by the Company’s average stockholders’ equity.
(10)	Book value per share was calculated by dividing the Company’s total stockholders’ equity by the Company’s number of shares outstanding.

DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

During the quarter, AGNC issued 2.4 million shares through its DSPP and DRIP raising net proceeds of approximately $62 million.

AGNC’s Dividend Reinvestment Plan and Direct Stock Purchase Plan provide prospective investors and existing stockholders with a convenient and economical method to purchase shares of the Company’s common stock. By participating in the Plan, investors may purchase additional shares of common stock by reinvesting some

American Capital Agency Corp.

April 26, 2010

or all of the cash dividends received on shares of the Company’s common stock. Investors may also make optional cash purchases of shares of the Company’s common stock subject to certain limitations detailed in the Plan prospectus. To review the Plan Prospectus, please visit the Company’s Investor Relations website at www.AGNC.com.

STOCKHOLDER CALL

AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on April 27, 2010 at 11:00 am ET. The stockholder call can be accessed through a live webcast, free of charge, at www.AGNC.com or by dialing (877) 569-8701 (U.S. domestic) or +1 (574) 941-7382 (international). Please provide the operator with the conference ID number 68539317. If you do not plan on asking a question on the call and have access to the internet, please take advantage of the webcast.

A slide presentation will accompany the call and will be available at www.AGNC.com. Select the Q1 2010 Earnings Presentation link to download and print the presentation in advance of the Stockholder Call.

An archived audio of the stockholder call combined with the slide presentation will be made available on the Company’s website after the call on April 27. In addition, there will be a phone recording available from 4:00 pm ET April 27 until 11:59 pm ET May 11. If you are interested in hearing the recording of the presentation, please dial (800) 642-1687 (U.S. domestic) or +1 (706) 645-9291 (international). The conference ID number is 68539317.

For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com mailto:.

ABOUT AGNC

AGNC is a REIT that invests exclusively in agency pass-through securities and collateralized mortgage obligations for which the principal and interest payments are guaranteed by a U.S. Government agency or a U.S. Government-sponsored entity. The Company is externally managed and advised by American Capital Agency Management, LLC, an affiliate of American Capital, Ltd. (“American Capital”). For further information, please refer to www.AGNC.com.

ABOUT AMERICAN CAPITAL

American Capital is a publicly traded private equity firm and global asset manager. American Capital, both directly and through its asset management business, originates, underwrites and manages investments in middle market private equity, leveraged finance, real estate and structured products. Founded in 1986, American Capital has $12.7 billion2 in capital resources under management and eight offices in the U.S., Europe and Asia. For further information, please refer to www.AmericanCapital.com.

[2]	As of December 31, 2009.

American Capital Agency Corp.

April 26, 2010

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, market conditions, conditions in the market for agency securities, and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.